Exhibit 99.1

News Release Contact: Investor Relations (281) 776-7575 ir@tailoredbrands.com Julie MacMedan, VP, Investor Relations Tailored Brands, Inc.

For Immediate Release

TAILORED BRANDS ANNOUNCES REPRICING OF

SENIOR SECURED TERM LOAN

FREMONT, CA — October 10, 2018 — Tailored Brands, Inc. (NYSE: TLRD) today announced that it has successfully repriced its $896 million senior secured term loan.

Tailored Brands Chief Financial Officer Jack Calandra said, “The repricing of our term loan reflects our improved credit profile and will reduce our annual cash interest expense by more than $2 million.  We are pleased to have completed this transaction and will continue to evaluate opportunities to further improve our capital structure.”

The repricing was completed at par and reduces the interest rate applicable to the Company’s term loan by 25 basis points from LIBOR plus 350 basis points (with a LIBOR floor of 1.0%), to LIBOR plus 325 basis points (with a LIBOR floor of 1.0%).  The maturity date of the term loan, April 9, 2025 and all other material provisions remain unchanged.

J.P. Morgan was the lead arranger and administrative agent, with Bank of America Merrill Lynch and Wells Fargo Capital Finance as joint lead arrangers and joint book runners for the repricing.

About Tailored Brands, Inc.

As the leading specialty retailer of men’s tailored clothing and largest men’s formalwear provider in the U.S. and Canada, Tailored Brands helps men love the way they look for work and special occasions.  We serve our customers through an expansive omni-channel network that includes over 1,400 stores in the U.S. and Canada as well as our branded e-commerce websites.  Our brands include Men’s Wearhouse, Jos. A. Bank, Joseph Abboud, Moores Clothing for Men and K&G.  We also operate an international corporate apparel and workwear group consisting of Dimensions, Alexandra and Yaffy in the United Kingdom and Twin Hill in the United States.

For additional information on Tailored Brands, please visit the Company’s websites at www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com,  www.josephabboud.com, www.mooresclothing.com, www.kgstores.com, www.dimensions.co.uk, www.alexandra.co.uk and www.twinhill.com.

This press release contains forward-looking information, including the Company’s statements regarding reductions in annual cash interest expense. In addition, words such as “expects,” “anticipates,” “envisions,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “projections,” and “business outlook,” variations of such words and similar expressions are intended to identify such forward-looking statements.  The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward-looking statements as a result of various factors.  Factors that might cause or contribute to such differences include, but are not limited to:  actions or inactions by governmental entities; domestic and international macro-economic conditions; inflation or deflation; the loss of, or changes in, key personnel; success, or lack thereof, in formulating or executing our internal strategies and operating plans including new store and new market expansion plans; cost reduction initiatives and revenue enhancement strategies; changes in demand for clothing or rental product; market trends in the retail business; customer confidence and spending patterns; changes in traffic trends in our stores; customer acceptance of our merchandise strategies, including custom clothing; performance issues with key suppliers; disruptions in our supply chain; severe weather; foreign currency fluctuations; government export and import policies, including the enactment of duties or tariffs; advertising or marketing activities of competitors; the impact of cybersecurity threats or data breaches and legal proceedings.

Forward-looking statements are intended to convey the Company’s expectations about the future, and speak only as of the date they are made.  We undertake no obligation to publicly update or revise any forward-looking statements that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law.  However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all written or oral forward-looking statements that are made by or attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

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